UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 19, 2016

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	420 Saw Mill River Road, Ardsley, NY	10502
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On January 19, 2016, Acorda Therapeutics, Inc., a Delaware corporation (the “Company”), agreed to issue 2,250,900 shares (the “Shares”) of its common stock, par value $0.001 per share, to an initial purchaser, in a private placement transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Shares are being issued to the initial purchaser in reliance on the exemption afforded by Section 4(a)(2) under the Securities Act.  The initial purchaser has subsequently sold all of the Shares directly to institutional investors.  The aggregate offering price for the Shares to be sold to the initial purchaser is $74,999,988, and the aggregate discounts and commissions to be paid by the Company will be $2,250,900. The settlement of the Shares with the initial purchaser is expected to occur on January 26, 2016.

The Shares will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

January 25, 2016	By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Chief Financial Officer